UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 30, 2013

INFINERA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Caspian Court

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 572-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Named Executive Officer Annual Equity Awards. On January 30, 2013, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Infinera Corporation (the “Company”) approved equity awards to the Company’s named executive officers in the form of restricted stock units. The restricted stock units were granted pursuant to the Company’s 2007 Equity Incentive Plan (the “EIP”) and are comprised of the following numbers of shares underlying restricted stock units:

Named Executive Officer	Position	Restricted Stock Units
Thomas J. Fallon	President and Chief Executive Officer	113,000
Ita M. Brennan	Chief Financial Officer	100,000
Michael O. McCarthy III	Chief Legal and Administrative Officer	42,000
David F. Welch, Ph.D.	Executive Vice President, Chief Strategy Officer	60,000

The restricted stock units vest as to one-third of the underlying shares annually on each of February 5, 2014, 2015 and 2016, subject to each named executive officer’s continued service to the Company.

Named Executive Officer Performance-Based Equity Awards. On January 30, 2013, the Committee approved equity awards to the Company’s named executive officers in the form of restricted stock units with performance-based vesting conditions (the “Performance-Based Awards”). The Performance-Based Awards were granted pursuant to the Company’s EIP and are comprised of the following target numbers of shares underlying restricted stock units:

Named Executive Officer	Position	Target Performance-Based Restricted Stock Units
Thomas J. Fallon	President and Chief Executive Officer	170,000
Ita M. Brennan	Chief Financial Officer	42,000
Michael O. McCarthy III	Chief Legal and Administrative Officer	42,000
David F. Welch, Ph.D.	Executive Vice President, Chief Strategy Officer	75,000

The Committee established a three-year performance period for the Performance-Based Awards, with one-third (1/3) of the target number of Performance-Based Awards eligible to vest based on the Company’s one-year total stockholder return as compared to the Nasdaq Telecom index (“NTI”), one-third (1/3) based on the two-year comparison to the NTI, and one-third (1/3) based on the three-year comparison to the NTI. The Performance-Based Awards shall only vest upon the determination by the Committee of the achievement of the performance metrics and are subject to each named executive officer’s continued service to the Company. The Performance-Based Awards are subject to a payout of between 0% and 150% of the target number of Performance-Based Awards based on the Company’s relative performance to the NTI. The Performance-Based Awards will payout at 150% if the Company’s stock price outperforms the NTI by 25% or more and will have a 0% payout if the Company’s stock price underperforms the NTI by 25% or more. In addition, if the total stockholder return during any period is negative (as a result of a decline in the stock price during such period), then the maximum payout for the Performance-Based Awards is 50%. In the event that there is a negative stockholder return during any of the first two one-year periods, then any potential payout above 50% would be rolled over to the next year and paid out only in the event that the Company’s relative performance to the NTI in the subsequent year was at least 100%, and the total stockholder return during that period was positive.

Bonus Plan. Pursuant to the Company’s Bonus Plan, the Committee has the discretion to, among other things, determine eligibility for participation, establish bonus pool funding criteria, determine target awards, and establish individual performance criteria. On January 30, 2013, the Committee approved the bonus pool funding and award payout criteria for all employees of the Company, including each of the named executive officers, for fiscal year 2013 (the “2013 Bonus Terms”). The funding of a bonus pool for named executive officers under the 2013 Bonus Terms is based 80% on achievement by the Company against financial performance metrics, including revenue and operating income goals, for fiscal year 2013 (the “Financial Goals”), and 20% on achievement by the Company against certain operational goals for fiscal year 2013 (the “Operational Goals”).

Pursuant to the 2013 Bonus Terms, each named executive officer may be eligible for a midyear bonus payout (the “Midyear Award”) based on the achievement of the Financial Goals for the first two quarters of fiscal year 2013 and the projected achievement of the Financial Goals for the balance of 2013. The Midyear Award, if any, will be determined as the product of: (a) the named executive officer’s Target Bonus (as previously disclosed on Form 8-K filed on January 17, 2013), (b) the named executive officer’s base salary as of the last day of the second quarter of fiscal year 2013, and (c) the percentage of achievement of the Financial Goals against targets established by the Committee. The Midyear Award for each named executive officer will only be paid if the Company is on track to achieve the minimum thresholds established for the Financial Goals. The Midyear Award for each named officer is capped at 100% of such named executive officer’s Target Bonus (as prorated for the first two fiscal quarters of fiscal year 2013).

In addition, pursuant to the 2013 Bonus Terms, each named executive officer may be eligible for a final bonus payout (the “Final Award”) based on the achievement of the Financial Goals and Operational Goals for fiscal year 2013. The Final Award, if any, will be determined as (i) the product of: (a) the named executive officer’s Target Bonus, (b) the named executive officer’s base salary as of the last day of fiscal year 2013, (c) the named executive officer’s individual performance rating (the “Rating Percent”), and (d) the percentage of achievement of the Financial Goals and Operational Goals against targets established by the Committee, minus (ii) any Midyear Award. The Rating Percent will be set at 100%; provided, however, that the Committee, in its sole discretion and upon solicitation of the recommendation of the Company’s Chief Executive Officer, may increase or decrease the Rating Percent for any named executive officer by up to 25%. The Final Award for each named executive officer is capped at 200% of such named executive officer’s Target Bonus less any Midyear Award paid to such named executive officer.

The Committee retains the discretion to modify the 2013 Bonus Terms. The foregoing description is qualified in its entirety by reference to the Bonus Plan, a copy of which is attached as Exhibit 10.1 to the Form 8-K filed on February 14, 2011 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: February 4, 2013	By:	/s/ MICHAEL O. MCCARTHY III
Michael O. McCarthy III Chief Legal and Administrative Officer

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